                                                                    Exhibit 10.2

                                 FIRST AMENDMENT
                                       TO
                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT
                  --------------------------------------------

     THIS FIRST AMENDMENT TO AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this
"First Amendment") dated as of October 12, 2006 is by and among WACHOVIA BANK,
NATIONAL ASSOCIATION, a national banking association, as successor by merger to
Congress Financial Corporation, a Delaware corporation, as Agent (in such capacity, together with its successors and assigns, if any, the "Revolving Loan
Agent") for the Revolving Loan Lenders, THE BANK OF NEW YORK, a New York banking corporation, as collateral agent (in such capacity, together with its successors and assigns, if any, the "Noteholder Collateral Agent") for the Trustee and the
Noteholders, and AIRLIE OPPORTUNITY CAPITAL MANAGEMENT, L.P., as collateral agent (in such capacity, together with its successors and assigns, if any, the
"Third Priority Collateral Agent") for the Third Priority Noteholders. The
Revolving Loan Agent, Noteholder Collateral Agent and Third Priority Collateral
Agent are sometimes individually referred to herein as a "Creditor" and collectively as "Creditors."

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Revolving Loan Agent and Revolving Loan Lenders have entered into a Second Amended and Restated Loan and Security Agreement, dated as of
April 22, 2004, as heretofore amended (as amended, supplemented, and restated or otherwise modified from time to time, the "Loan Agreement"), among the Debtors, the Revolving Loan Agent and the Revolving Loan Lenders parties thereto, pursuant to which Debtors may borrow and, subject to the terms and conditions specified therein, the Revolving Loan Lenders will from time to time make loans in an aggregate principal amount of up to the maximum amount specified therein and arrange for letter of credit accommodations in an amount of up to the maximum amount specified therein;

     WHEREAS, the obligations of Debtors to Revolving Loan Agent and Revolving
Loan Lenders are secured by certain assets and properties of the Debtors as set forth in the Loan Agreement pursuant to which the Debtors granted to Revolving
Loan Agent for the benefit of the Revolving Loan Lenders a security interest in and lien upon the Collateral (as defined in the Loan Agreement);

     WHEREAS, the Debtors, the Noteholder Collateral Agent and Noteholders
entered into an Indenture, dated as of April 22, 2004, as heretofore amended (as amended, supplemented, restated or otherwise modified from time to time, the
"Note Indenture"), with the Noteholder Collateral Agent and The Bank of New
York, in its capacity as trustee (in such capacity, together with its successors and assigns, if any, the "Trustee"), governing the rights and duties of Debtors thereunder and under the 12% Senior Secured Notes due 2008 and the Senior
Secured Floating Rate Notes due 2008 in the original aggregate principal amount of $115,000,000;

     WHEREAS, the obligations of Debtors to the Noteholders are secured by certain assets and properties of the Debtors as set forth in the Indenture and the Security Agreement, dated as

of April 22, 2004, as heretofore amended (as amended, supplemented, restated or otherwise modified from time to time, the "Security Agreement"), pursuant to which the Debtors granted to Noteholder Collateral Agent for the pro-rata benefit of the Noteholders a security interest in and lien upon the Collateral
(as defined in the Security Agreement);

     WHEREAS the parties hereto are parties to the Amended and Restated
Intercreditor Agreement dated as of March 3, 2005 (the "Intercreditor
Agreement");

     WHEREAS, pursuant to the Third Supplemental Indenture, dated as of March
31, 2006, among the Debtors, the Noteholder Collateral Agent and the Trustee
(the "Third Supplemental Indenture"), the Note Indenture was amended among other things to modify the definition of the term "Permitted Indebtedness" to allow the amount of secured debt permitted to be incurred pursuant to the Loan
Agreement to be increased from $20,000,000 to $30,000,000;

     WHEREAS, the Note Indenture, as amended by the Third Supplemental
Indenture, provides that the Revolving Loan Lenders shall have a Permitted Prior
Lien (as defined in the Note Indenture) on the Collateral (as defined in the
Note Indenture) securing the debt under the Loan Agreement, including any increased amount of available borrowings thereunder;

     WHEREAS, pursuant to Amendment No 13 to Second Amended and Restated Loan
Agreement, dated of even date herewith, among Debtors, Revolving Loan Agent and
Revolving Loan Lenders ("Amendment No. 13 to Loan Agreement"), the Loan
Agreement was amended among other things to permit the Debtors to borrow from the Revolving Loan Lenders up to an additional $10,000,000 of secured debt thereunder; and

     WHEREAS Section 4.1 of the Intercreditor Agreement permits the parties thereto to amend the Intercreditor Agreement in writing;

     WHEREAS, it is the intention of the Creditors that the Intercreditor
Agreement be amended to reflect the amendment to the Note Indenture set forth in the Third Supplemental Indenture and in addition to reflect the amendment to the
Loan Agreement set forth in Amendment No. 13 to Loan Agreement;

     NOW THEREFORE, in consideration of the mutual benefits accruing to
Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. DEFINITIONS
        -----------

         Except as otherwise defined herein, capitalized terms used herein are used with the same meaning assigned thereto in the Intercreditor Agreement.

     2. AMENDMENT
        ---------

     Section 1.27 of the Intercreditor Agreement is hereby amended to increase the reference to $23,000,000 in such section by $10,000,000 to $33,000,000, so that, as amended hereby, such section reads in its entirety as follows:

     1.27 "Revolving Loan Priority Amount" shall mean the sum of (a) (i) the outstanding principal amount of Revolving Loan Debt not to exceed $33,000,000 in the aggregate, plus (ii) the aggregate amount of Letter of Credit Accommodations and LC Advances (as such terms are defined in the Revolving Loan Agreements) in an amount not to exceed $10,000,000, plus (iii) the outstanding principal amount of any other Revolving Loan Debt (in excess of the Revolving Loan Debt referenced in clause (i) above) to the extent that such Revolving Loan Debt is permitted under Section 4.12 of the Indenture, and clause (14) of the definition of "Permitted Indebtedness" contained therein, plus (b) accrued but unpaid interest on and fees and charges payable in connection with the Revolving Loan
Debt set forth in clause (a) above (including, without limitation, interest and fees accruing during any Insolvency Proceeding whether or not allowable in whole or in part therein), plus (c) Revolving Loan Agent's costs and expenses paid or incurred and other payments made in connection with collecting the Revolving
Loan Debt and enforcing Revolving Loan Lenders' rights and remedies under the
Revolving Loan Agreements and applicable law, to the extent that such costs, expenses and payments are chargeable to or are required to be paid or reimbursed by Debtors under the Revolving Loan Agreements (including, without limitation, such amounts arising during any Insolvency Proceeding whether or not allowable in whole or in part therein).

     3. OTHER
        -----

     3.1 Governing Law. The validity, interpretation and enforcement of this
First Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

     3.2 Effect of this First Amendment. Except as expressly set forth herein, no other amendments, consents, changes or modifications to the Intercreditor
Agreement are intended or implied, and in all other respects the Intercreditor
Agreement is hereby specifically ratified and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this First Amendment and the Intercreditor Agreement, the terms of this First
Amendment shall control. The Intercreditor Agreement and this First Amendment shall be read and construed as one agreement.

     3.3 Severability. The parties hereto agree that this First Amendment is an amendment of the Intercreditor Agreement; provided, however, that if in contravention of the intention of parties hereto, any provision of this First
Amendment is rendered invalid or unenforceable as a matter of law, the parties agree that such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of the
Intercreditor Agreement, as amended by this First Amendment, which shall be given effect so far as possible.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Amended and Restated Intercreditor Agreement to be duly executed as of the day and year first above-written.

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                       (as successor by merger to Congress
                       Financial Corporation), as Revolving Loan Agent

                       By  /s/ Herb Korn
                           -----------------
                       Name:  Herb Korn
                       Title: Vice President

                       THE BANK OF NEW YORK,
                       solely in its capacity as Noteholder Collateral Agent

                       By  /s/ Julie Salovitch-Miller
                           --------------------------
                       Name: Julie Salovitch-Miller
                       Title: Vice President

                       AIRLIE OPPORTUNITY CAPITAL MANAGEMENT, L.P.
                       solely in its capacity as Third Priority Collateral Agent

                       By  /s/ Steven Ezzes
                           --------------------
                       Name:  Steven Ezzes
                       Title: Managing Director

         First Amendment to Amended and Restated Intercreditor Agreement

     Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, each of the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

     Each of the undersigned acknowledges and agrees that: (i) although it may sign this First Amendment it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the Intercreditor Agreement or the First Amendment, and (ii) it
will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of
Creditors to effectuate the provisions and purposes of the First Amendment.

                       BORROWERS
                       ---------

                       Atlantic Express Transportation Corp.
                       Amboy Bus Co., Inc.
                       Atlantic Express Coachways, Inc.
                       Atlantic Express of L.A. Inc.
                       Atlantic Express of Missouri Inc.
                       Atlantic Express of New Jersey, Inc.
                       Atlantic Express of Pennsylvania, Inc.
                       Atlantic-Hudson, Inc.
                       Atlantic Paratrans, Inc.
                       Atlantic Paratrans of NYC, Inc.
                       Atlantic Queens Bus Corp.
                       Block 7932, Inc.
                       Brookfield Transit Inc.
                       Courtesy Bus Co., Inc.
                       G.V.D. Leasing Co., Inc.
                       180 Jamaica Corp.
                       Merit Transportation Corp.
                       Metro Affiliates, Inc.
                       Metropolitan Escort Service, Inc.
                       Midway Leasing Inc.
                       Staten Island Bus, Inc.
                       Temporary Transit Service, Inc.
                       201 West Sotello Realty, Inc.
                       Wrightholm Bus Line, Inc.
                       Atlantic Transit Corp.
                       Atlantic Express New England, Inc.
                       Atlantic Express of California, Inc.
                       Atlantic Express of Illinois, Inc.
                       Atlantic Paratrans of Arizona, Inc.
                       Fiore Bus Service, Inc.
                       Groom Transportation, Inc.

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]
         First Amendment to Amended and Restated Intercreditor Agreement

                       James McCarty Limo Service, Inc.
                       K. Corr, Inc.
                       Mountain-Atlantic, Inc.,
                         formerly known as Mountain Transit, Inc.
                       Jersey Business Land Co., Inc.
                       R. Fiore Bus Service, Inc.
                       Raybern Bus Service, Inc.
                       Raybern Capital Corp.
                       Raybern Equity Corp.
                       Robert L. McCarthy & Son, Inc.
                       Atlantic Express of Upstate New York, Inc.,
                         formerly known as T-NT Bus Service, Inc.
                       Transcomm, Inc.
                       Winsale, Inc.
                       Atlantic Escorts Inc.

                       By  /s/ Nathan Schlenker
                           ---------------------------
                       Name:  Nathan Schlenker
                       Title:  Chief Financial Officer

         First Amendment to Amended and Restated Intercreditor Agreement